EXHIBIT 10.1

FORM OF DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July [    ], 2019 (the “Execution Date”), by and between Spirit of Texas Bancshares, Inc. (“STXB”), a Texas corporation, Chandler Bancorp, Inc. (“CBI”), a Texas corporation, and [                ], a natural person (the “Undersigned”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).

RECITALS

WHEREAS, the Undersigned is a director of CBI, Chandler Bancorp of Nevada, Inc. (“CBNV”), a Nevada corporation and wholly-owned subsidiary of CBI, and/or Citizens State Bank (“CSB”), a Texas state member bank and wholly-owned subsidiary of CBNV;

WHEREAS, in connection with the execution of this Agreement, STXB and CBI are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which CBI will merge with and into STXB, with STXB continuing as the surviving entity (the “First Merger”), and which contemplates that CBNV will merge with and into STXB, with STXB continuing as the surviving entity (the “Second Merger”), pursuant to a separate agreement and plan of merger, and which further contemplates that CSB will merge with and into Spirit of Texas Bank, SSB, a Texas state savings bank and wholly-owned subsidiary of STXB (“SOTB”), with SOTB continuing as the surviving entity (the “Bank Merger” and, together with the First Merger and Second Merger, the “Merger”), pursuant to a separate agreement and plan of merger;

WHEREAS, the term “CBI” as used in this Agreement with respect to time periods after the Effective Time shall mean STXB, as successor to CBI in the First Merger;

WHEREAS, the Undersigned, as a director of CBI, CBNV and/or CSB, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning CBI’s, CBNV’s and CSB’s business and the relationships between CBI, CBNV and CSB, their respective subsidiaries, vendors and customers, and CBI’s, CBNV’s and/or CSB’s status and relationship with peer institutions that compete with STXB, SOTB, CBI, CBNV and/or CSB, and has had access to trade secrets, customer goodwill and proprietary information of CBI, CBNV and/or CSB and their respective businesses that constitute a substantial asset to be acquired by STXB and SOTB; and

WHEREAS, the Undersigned recognizes that STXB’s willingness to enter into the Reorganization Agreement is dependent on the Undersigned entering into this Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and, therefore, this Agreement is incident thereto.

NOW, THEREFORE, for the new Confidential Information the Undersigned will be provided, training that is expected to be made available to the Undersigned and for other good and valuable consideration contained herein and in the Reorganization Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Director Support. The Undersigned agrees to use his or her best efforts to refrain from harming the goodwill and business relationships of STXB, SOTB, CBI, CBNV, CSB and their respective subsidiaries, and their respective customer and client relationships during the term of this Agreement.

2.    Non-Disclosure Obligations. The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of STXB, SOTB, CBI, CBNV or CSB to third parties, or make any use thereof, directly or indirectly. The Undersigned also agrees that he or she shall deliver promptly to STXB or CBI at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of STXB, SOTB, CBI, CBNV or CSB, or Confidential Information or other information regarding third parties learned in such person’s position as a director, officer, employee or shareholder of CBI, CBNV or CSB, as applicable.

For purposes of this Agreement, “Confidential Information” means and includes STXB’s, SOTB’s, CBI’s, CBNV’s and CSB’s confidential and/or proprietary information and/or trade secrets, including those of their respective subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors and the industry not generally known to the public; strategies, methods, books, records and documents; technical information concerning products, equipment, services and processes; procurement procedures, pricing and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from the same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries and other material prepared by or for STXB, SOTB, CBI, CBNV, CSB or any of their respective subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party; (b) was available to the disclosing party, prior to disclosure by STXB, SOTB, CBI, CBNV or CSB, as applicable, on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Agreement. The Undersigned acknowledges that STXB’s, SOTB’s, CBI’s, CBNV’s and CSB’s respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by STXB in the Merger and constitutes existing valuable, special and unique assets held by CBI, CBNV or CSB pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to STXB.

3.    Non-Competition Obligations. The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of CBI, CBNV or CSB prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:

(a)    compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding the locations of CSB before the Effective Time or, following the Effective Time, the locations of SOTB banking centers that were formerly locations of CSB (the “Market Area”), in a business as a federally insured depository institution;

(b)    take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of or otherwise be connected in any manner with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body (each, a “Person”) engaging in a business similar to that of STXB, SOTB, CBI, CBNV or CSB anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to one percent (1.0%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

(c)    (i) call on, service, solicit or respond to inquiries for competing business from customers of STXB, SOTB, CBI, CBNV or CSB or any of their respective affiliates if, within the twelve (12) months before the Execution Date, the Undersigned had or made contact with the customer, or had access to information and files about the customer, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between STXB, SOTB, CBI, CBNV or CSB or any of their respective affiliates and any such customer; or

(d)    call on, solicit, induce or respond to inquiries to or from any employee of STXB, SOTB, CBI, CBNV or CSB or any of their respective affiliates whom the Undersigned had contact with, knowledge of or association with in the course of service with CBI, CBNV or CSB (whether as an employee or a contractor) to terminate his or her employment from or contract with STXB, SOTB, CBI, CBNV or CSB or any of their respective affiliates, or assist any other Person in such activities;

provided, however, that the restrictions in the foregoing (c) and (d) will not prohibit the Undersigned from responding to inquiries made in response to a general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies).

The Undersigned may not avoid the purpose and intent of this Section 3 by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications or other similar methods.

4.    Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect STXB’s acquisition of CBI and the goodwill and business prospects thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of CBI, CBNV and/or CSB and the Undersigned’s relationship with the customers of CBI, CBNV and/or CSB. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5.    Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, CBI agrees to provide the Undersigned with the following:

(a)    a monthly payment equal to the monthly director fee that the Undersigned receives as a director of CBI, CBNV and/or CSB, as set forth on Schedule B hereto; provided, however, that the Undersigned will not be entitled to receive the payment under this Section 5(a) if the Undersigned is appointed as a director of SOTB at Closing and will instead be compensated as a director of SOTB;

(b)    access to new Confidential Information and training relating to CBI’s business, which will become STXB’s business after the Effective Time of the Merger, in a greater quantity and/or expanded nature than that already provided to the Undersigned; and

(c)    access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of CBI, CBNV and/or CSB prior to the Merger.

6.    Injunctive Relief and Additional Remedies. The Undersigned acknowledges that the injury that would be suffered by STXB or CBI as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to STXB or CBI, as the case may be, for such a breach would be an inadequate remedy. Consequently, each of STXB and CBI shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed, actual or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorneys’ fees, and, notwithstanding STXB’s or CBI’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for STXB or CBI, as the case may be, exists under law. If the Undersigned, on the one hand, or STXB or CBI, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

7.    Extension of Restrictive Covenant Period. In the event that STXB or CBI shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 by the Undersigned and STXB or CBI is successful on the merits of such lawsuit, then any time period set forth in this Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned was in breach of this Agreement, so that STXB or CBI, as the case may be, is provided the benefit of the full Non-Competition Period.

8.    Effectiveness of this Agreement. This Agreement shall become effective on the Execution Date. This Agreement shall automatically terminate and be of no further force or effect if (a) the Reorganization Agreement is not executed on or prior to the Execution Date or (b) the Reorganization Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur.

9.    Waiver; Amendment. The rights and remedies of the parties hereto are cumulative and not alternative. Any party may unilaterally waive a right which is solely applicable to it. Such action will be evidenced by a signed written notice. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

10.    Notices. All notices, consents, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:

If to STXB:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Attention: Mr. Dean O. Bass

Email: DBass@sotb.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention: Mr. Peter G. Weinstock

Email: pweinstock@HuntonAK.com

If to CBI:

Chandler Bancorp, Inc.

3915 S. Southwest Loop 323

Tyler, Texas 75701-9233

Attention: Mr. Steven Gregory Kidd

Email: greg@sgkidd.com

With a copy (which shall not constitute notice) to:

Fenimore, Kay, Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

Attention: Mr. Derek W. McGee

Email: DMcGee@fkhpartners.com

If to the Undersigned:

At the address set forth on the Undersigned’s signature page hereto.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

11.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of STXB, CBI and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of STXB, CBI and any Person that acquires all or substantially all of the assets of STXB or CBI.

12.    Governing Law; Jurisdiction. This Agreement is to be construed in accordance with and governed by the laws of the State of Texas without regard for conflict of laws principles thereof. Any suit, action or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby must be brought in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Southern District of Texas (Houston Division), and each party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or other proceeding. Process in any suit, action or other proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Notwithstanding the foregoing a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

13.    Entire Agreement. This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter contained herein. In the event of a conflict between the terms of this Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.

14.    No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any restriction in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties hereto that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of STXB, SOTB, CBI, CBNV and CSB to the maximum extent permissible.

16.    Representation by Counsel; Interpretation. Each party hereto acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

17.    Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

18.    Counterparts. For the convenience of the parties hereto, this Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SPIRIT OF TEXAS BANCSHARES, INC.

By:
Dean O. Bass, Chairman and Chief Executive Officer

CHANDLER BANCORP, INC.

By:
Steven Gregory Kidd, Chairman of the Board

[Signature Page to Director Support Agreement – 1 of 2]

DIRECTOR

[ ]

Address:

[Signature Page to Director Support Agreement – 2 of 2]

SCHEDULE A

EXISTING CAPACITY

SCHEDULE B

MONTHLY DIRECTOR FEE

$[    ] per month